Exhibit 99.1

Lantronix Names Reagan Y. Sakai as New Chief Financial Officer

New CFO Brings 25-Year Background in Financial Management for Technology Companies

IRVINE, Calif., November 8, 2006 -- Lantronix, Inc. (NasdaqCM:LTRX), a leader in device networking and data center management technologies, announced today that Reagan Y. Sakai has joined the Company and will be assigned responsibility as Chief Financial Officer effective November 15, 2006. Mr. Sakai has 25 years of increasingly responsible financial and management experience, most recently as CFO for HyPerformix Corporation, a private software company based in Austin, Texas. Earlier, he was CFO for VIEO Corporation, an early-stage software company, and before that, he was CFO of Crossroads Systems Corporation, a public data storage routing company, where he oversaw the company’s highly successful IPO in October 1999. Earlier in his career, Mr. Sakai held various financial positions with Exabyte Corporation, Maxtor Corporation, McDATA Corporation, and StorageTek Corporation. Mr. Sakai holds a B.S. degree and an MBA from the University of Colorado at Boulder.

“We are very pleased to have Reagan join our senior management team,” said President and Chief Executive Officer Marc Nussbaum. “As we announced last August, our current CFO Jim Kerrigan indicated his intent to retire at year-end, and we have conducted an extensive search effort to identify and recruit his successor. Reagan brings the relevant experience and qualifications to help manage the Company as we move forward. He has relevant public company experience, has demonstrated strategic leadership in other assignments, and has a track record of success in the technology sector. Reagan’s industry experience in networking and storage equipment will enable him to quickly adapt to our products and markets. The entire Lantronix management team looks forward to his leadership as we execute the next steps in our growth and corporate development plans.”

“Lantronix innovation and technological leadership in the market’s evolution of globally connected devices is a major factor behind my decision to join the Company,” said Reagan Sakai. “I look forward to being a part of the team as we execute on Lantronix strategies and opportunities in the emerging device networking market.”

Mr. Kerrigan will complete his responsibility for filing the Company’s Form 10-Q report with the Securities and Exchange Commission for the fiscal first quarter ended September 30, 2006, and will then continue to assist Lantronix in a periodic advisory role as needed to ensure a smooth management transition.

“On behalf of our shareholders, employees and board of directors, I would once again like to acknowledge our deep appreciation for Jim’s leadership since 2002. We wish him the very best in his retirement,” said Nussbaum.

About Lantronix

Lantronix, Inc. (NasdaqCM:LTRX) provides technology solutions that deliver Net Intelligence™, helping businesses remotely manage network infrastructure equipment and rapidly network-enable their physical electronic devices. Lantronix connectivity solutions securely link a company's electronic assets through the network, allow access to business-critical data within each device and convert that data into actionable information. With this new intelligence, companies can achieve greater efficiencies, reduce resource consumption and proactively transform the way they do business. The leader in device networking and secure remote management solutions, Lantronix was founded in 1989 and has its worldwide headquarters in Irvine, California. For more information, visit www.lantronix.com.

Lantronix is a registered trademark of Lantronix, Inc. All other trademarks are properties of their respective owners.

This news release contains forward-looking statements, including statements concerning the Company’s future growth and development. These forward-looking statements are based on current management expectations and are subject to risks and uncertainties that could cause actual reported results and outcomes to differ materially from those expressed in the forward-looking statements, including but not limited to: final accounting adjustments and results; quarterly fluctuations in operating results; changing market conditions; government and industry standards; market acceptance of the Company’s products by its customers; pricing trends; actions by competitors; future revenues and margins; changes in the cost or availability of critical components; court approval of settlements in significant litigation; unusual or unexpected expenses; cash usage; and other factors that may affect financial performance. For a more detailed discussion of these and other risks and uncertainties, see the Company's recent SEC filings, including its Form 10-K for the fiscal year ended June 30, 2006. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Lantronix, Inc.
Reagan Sakai, CFO
(949) 453-3990

The Piacente Group
Investor Relations
Brandi Piacente
(212) 481-2050
brandi@tpg-ir.com